Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Liberty Broadband Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)(4)
Newly Registered Securities
Fees to Be Paid	Equity	Series C Common Stock, $0.01 par value per share	457(h) and 457(c)	5,380 (5)	$59.97	$322,638.60	$0.00014760	$47.62
Fees Previously Paid
			Total Offering Amounts					$322,638.60
			Total Fees Previously Paid					$75,845.07
			Total Fee Offsets					$47.62
			Net Fee Due					$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Liberty Broadband Corporation	S-4	333-248854	September 17, 2020			Equity	Series C Common Stock, $0.01 par value per share	(3)	$76,134.00
Fees Offset Sources	Liberty Broadband Corporation	S-3			December 22, 2020	$383.00	Equity	Series C Common Stock, $0.01 par value per share	(4)	$94.07	$383.00
Fees Offset Sources	Liberty Broadband Corporation	S-3			February 16, 2024	$47.62	Equity	Series C Common Stock, $0.01 par value per share			$47.62

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of shares stated above, an indeterminate amount of shares which may be issued pursuant to the GCI Liberty, Inc. (“GCI Liberty”) Transitional Stock Adjustment Plan (“TSAP”) after the operation of any anti-dilution and other provisions under the TSAP.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share of Liberty Broadband Corporation Series C common stock, par value $0.01 per share (“Series C Common Stock”) is based on the average of the high and low prices reported for a share of Series C Common Stock on the Nasdaq Stock Market LLC on February 14, 2024.
(3)	A fee of $1,145,915 was previously paid in connection with the filing of Liberty Broadband Corporation’s (“Liberty Broadband”) Registration Statement on Form S-4 (No. 333-248854) on September 17, 2020 (the “Initial Registration Statement”), of which $76,134, with respect to unsold securities with a maximum aggregate offering price of $586,554,316 (the “Initial Unsold Securities”), was unused and carried forward and set off against the registration fee due for the 2020 Offering (as defined below). No additional registration fee was paid with respect to the 2020 Offering (as defined below). Pursuant to Rule 457(p) under the Securities Act, the offering under the Initial Registration Statement was completed on December 18, 2020 at the effective time of the acquisition of GCI Liberty by Liberty Broadband (the “Combination”) as described therein.
(4)	A fee of $383.00 was previously offset in connection with the filing of Liberty Broadband’s Registration Statement on Form S-3 (No. 333-251569) on December 22, 2020 (the “2020 Registration Statement” and the offering thereunder, the “2020 Offering”), of which $94.07, with respect to unsold securities with a maximum aggregate offering price of $862,198.80 (the “Unsold Securities”), was unused and is being carried forward and set off against the registration fee due for this offering. No additional registration fee has been paid with respect to this offering. Pursuant to Rule 457(p) under the Securities Act, the 2020 Offering under the 2020 Registration Statement was completed on December 21, 2023 upon the expiration of the 2020 Registration Statement.
(5)	Liberty Broadband is registering hereby offers and sales of 5,380 shares of Series C Common Stock issuable to certain individuals who were directors of Qurate Retail, Inc. (“Qurate Retail”), as of 6:01 p.m., Eastern Standard Time, on December 18, 2020, and who now hold certain stock options to acquire shares of Series C Common Stock under the TSAP as a result of the Combination. The stock options were previously granted to such persons (the “split-off options”) in connection with the transactions pursuant to which Qurate Retail acquired a controlling equity interest in GCI Liberty's predecessor, which controlling equity interest in GCI Liberty's predecessor was then split-off. Subsequently, in connection with the Combination, the split-off options were exchanged for new stock options to acquire shares of Series C Common Stock under the TSAP.